EXHIBIT 21

                        SUBSIDIARIES OF BIOMERICA, INC.


                                           Jurisdiction      Percentage of
                                                 of         Stock Owned by
Name of Subsidiary                        Incorporation      Biomerica, Inc.
------------------                        -------------      ---------------


Allergy Immuno Technologies, Inc.            Delaware           74.6%

Lancer Orthodontics, Inc.	                   California         29.9%